Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,233,810
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,798,510
Dividend Income	190
Interest Income	7,149
ETF Transaction Fees	700
Total Income (Loss)	$11,040,359

Expenses
General Partner Management Fees	$103,640
Professional Fees	23,186
Brokerage Commissions	1,758
Directors' Fees and insurance	1,538
NYMEX License Fee	2,591
SEC & FINRA Registration Expense	12,865
Total Expenses	$145,578
Net Income (Loss)	$10,894,781

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$196,454,541
Withdrawals (300,000 Shares)	(5,418,337)
Net Income (Loss)	10,894,781

Net Asset Value End of Month	$201,930,985
Net Asset Value Per Share (11,100,000 Shares)	$18.19

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P.Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596